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                        JOHN A. RICE
                        P.O. Box 20074
                         Reno, Nevada
                            89515



EXPLORE TECHNOLOGIES, INC.
Vancouver, British Columbia



                CONSENT OF GEOLOGICAL CONSULTANT



I hereby consent to the inclusion of my report dated December 1998 entitled "Sand Springs Project, Churchill County, Nevada" with the Amendment No. 2 Form 10-SB Registration Statement to be filed by Explore Technologies, Inc. with the United States Securities and Exchange
Commission.




Dated the 29TH day of June, 1999





/s/ John A. Rice

John A. Rice,
Consulting Geologist